UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2007

AutoNation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 SE 6th Street, Ft. Lauderdale, Florida		33301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 769-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2007, AutoNation, Inc. (the "Company") appointed Michael J. Stephan as Vice President-Corporate Controller effective as of March 30, 2007. In such capacity, Mr. Stephan will serve as principal accounting officer of the Company.

Mr. Stephan will succeed J. Alexander McAllister, whose appointment as Vice President-Corporate Controller and service as principal accounting officer will terminate effective as of March 29, 2007. Mr. McAllister had previously announced his decision to retire from the Company on March 31, 2007.

Mr. Stephan, age 44, has served as Vice President, Global External Reporting of American Express Company ("American Express") from July 2005 until March 29, 2007, when his resignation from American Express is effective. From August 2004 until July 2005, he served as Assistant Controller, Financial Reporting and Accounting of HIP Health Plan of New York. From 1997 to May 2004, Mr. Stephan held various financial reporting positions with CIGNA Corporation, including as Vice President, Accounting and Financial Reporting from August 2000 to March 2003, and Vice President, Chief Accounting Officer of CIGNA’s Group Insurance Division from March 2003 to May 2004. Prior to that, he spent 13 years as a Certified Public Accountant with PricewaterhouseCoopers LLP. He graduated from the University of Notre Dame with a B.B.A. with a major in Accounting in 1984.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AutoNation, Inc.

March 20, 2007	By:	/s/ Jonathan P. Ferrando

Name: Jonathan P. Ferrando
Title: Executive Vice President, General Counsel & Secretary